Exhibit 99.1

Company Contact:

James S. Scully
Chief Administrative Officer and Chief Financial Officer (212) 209-8040

Investor Contact:

Allison Malkin/Chad Jacobs/Joe Teklits
ICR, Inc.
(203) 682-8200

J. CREW GROUP, INC. ANNOUNCES THIRD QUARTER FISCAL 2009 RESULTS

Third Quarter Revenues Rise 14% to $414.1 million

Third Quarter Diluted EPS of $0.67

New York, NY – November 24, 2009 – J. Crew Group, Inc. [NYSE:JCG] today announced financial results for the three months (third quarter) and nine months (first nine months) ended October 31, 2009.

Third Quarter highlights:

•

Revenues increased 14% to $414.1 million. Store sales increased 20% to $300.1 million, with comparable store sales increasing 8%. Comparable store sales decreased 3% in the third quarter of fiscal 2008. Direct sales (Internet and Phone) rose by 4% to $105.5 million. Direct sales increased 13% to $101.8 million in the third quarter of fiscal 2008.

•	Gross margin increased to 48.4% of revenues from 41.6% of revenues in the third quarter of fiscal 2008.

•	Operating income increased to $75.2 million, or 18.2% of revenues, compared to $32.5 million, or 9.0% of revenues, in the third quarter of fiscal 2008.

•	Net income was $43.9 million, or $0.67 per diluted share, compared to a net income of $19.0 million, or $0.30 per diluted share, in the third quarter of fiscal 2008.

Millard Drexler, J. Crew’s Chairman and CEO stated: “We are very pleased with our third quarter results. Regardless of the economic environment our long term mission does not change – it’s about product, it’s about quality, it’s about design, it’s about service, it’s about creativity. It might sound simple, but in this business sometimes the simplest things are the hardest to achieve.”

First Nine Months highlights:

•

Revenues increased 7% to $1,117.4 million. Store sales increased 11% to $799.9 million, with comparable store sales decreasing 0.4%. Comparable store sales decreased 0.4% in the first nine months of fiscal 2008. Direct sales rose by 1% to $289.0 million. Direct sales increased 14% to $285.9 million in the first nine months of fiscal 2008.

•	Gross margin increased to 44.2% of revenues from 43.1% of revenues in the first nine months of fiscal 2008.

•

Operating income increased 22% to $142.7 million, or 12.8% of revenues, compared to $117.1 million, or 11.3% of revenues, in the first nine months of fiscal 2008. Operating income in the first nine months of fiscal 2009 includes charges of approximately $5.3 million related to our workforce reduction, underperforming stores and lease termination actions.

•	Net income was $82.9 million, or $1.29 per diluted share, compared to a net income of $67.7 million, or $1.06 per diluted share, in the first nine months of fiscal 2008.

Balance Sheet highlights as of October 31, 2009:

•	Cash and cash equivalents were $246.8 million at the end of the third quarter compared to $114.5 million at the end of the third quarter of fiscal 2008.

•

Inventories at the end of the quarter were $223.9 million, compared to $250.1 million at the end of the third quarter of fiscal 2008. Inventory per square foot at the end of the quarter decreased 17% compared to the end of the third quarter of fiscal 2008.

Guidance

The Company currently expects fourth quarter fiscal 2009 diluted earnings per share in the range of $0.37 to $0.42.

Conference Call Information

A conference call to discuss third quarter results is scheduled for today, November 24, 2009, at 4:30 PM Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-0784 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at www.jcrew.com. A replay of this call will be available until November 30, 2009 and can be accessed by dialing (877) 660-6853 and entering account number 3055 and conference ID number 337405.

About J. Crew Group, Inc.

J. Crew Group, Inc. is a nationally recognized multi-channel retailer of women’s, men’s and children’s apparel, shoes and accessories. As of November 24, 2009, the Company operates 243 retail stores (including 217 J.Crew retail stores, 9 crewcuts and 17 Madewell stores), the J. Crew catalog business, jcrew.com, and 78 factory outlet stores. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website www.jcrew.com.

Forward-Looking Statements:

Certain statements herein are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, our ability to compete with other retailers, the performance of the Company’s products within the prevailing retail environment, our strategy and expansion plans, systems upgrades, reliance on key personnel, trade restrictions, political or financial instability in countries where the Company’s goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company’s Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit (1)

J. Crew Group, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except percentages and per share data)	Three Months Ended October 31, 2009	Three Months Ended November 1, 2008	Nine Months Ended October 31, 2009	Nine Months Ended November 1, 2008
Net sales
Stores	$300,066	$250,870	$799,871	$722,259
Direct	105,480	101,812	289,012	285,958

	405,546	352,682	1,088,883	1,008,217
Other	8,563	10,398	28,551	31,716

Total Revenues	414,109	363,080	1,117,434	1,039,933

Costs of goods sold, buying and occupancy costs	213,682	212,212	623,844	591,447

Gross Profit	200,427	150,868	493,590	448,486
As a percent of revenues	48.4%	41.6%	44.2%	43.1%

Selling, general administrative expenses	125,241	118,321	350,924	331,360
As a percent of revenues	30.2%	32.6%	31.4%	31.9%

Operating income	75,186	32,547	142,666	117,126
As a percent of revenues	18.2%	9.0%	12.8%	11.3%

Interest expense, net	1,052	570	3,207	4,370

Income before income taxes	74,134	31,977	139,459	112,756

Provision for income taxes	30,265	12,936	56,535	45,091

Net income	$43,869	$19,041	$82,924	$67,665

Income per share:
Basic	$0.70	$0.31	$1.33	$1.10
Diluted	$0.67	$0.30	$1.29	$1.06

Weighted average shares outstanding:
Basic	62,775	61,878	62,406	61,588
Diluted	65,223	64,078	64,317	64,127

Exhibit (2)

J. Crew Group, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	October 31, 2009	January 31, 2009	November 1, 2008
Assets
Current assets:
Cash and cash equivalents	$246,785	$146,430	$114,456
Inventories	223,894	187,044	250,140
Prepaid expenses and other current assets	30,027	34,926	36,240
Income taxes receivable	—	23,116	6,918

Total current assets	500,706	391,516	407,754

Property and equipment, net	198,086	201,675	198,032

Other assets	19,683	20,618	31,302

Total assets	$718,475	$613,809	$637,088

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$117,823	$119,719	$134,576
Other current liabilities	92,022	83,889	84,415
Current portion of long-term debt	1,028	800	—
Deferred income taxes, net	4,049	4,049	—

Total current liabilities	214,922	208,457	218,991

Long-term debt	98,458	99,200	100,000

Deferred credits	69,015	73,815	74,378

Other liabilities	6,817	7,388	7,654

Stockholders’ equity	329,263	224,949	236,065

Total liabilities and stockholders’ equity	$718,475	$613,809	$637,088

Exhibit (3)

Actual and Projected Store Count and Square Footage*

Fiscal 2009
Quarter	Total stores open at beginning of the quarter	Number of stores opened during the quarter	Number of stores closed during the quarter	Total stores open at end of the quarter
1st Quarter (Actual)	300	12	2	310
2nd Quarter (Actual)	310	9	0	319
3rd Quarter (Actual)	319	2	1	320
4th Quarter (Projected)	320	1	0	321
Fiscal 2009
Quarter	Total gross square feet at beginning of the quarter	Gross square feet for stores opened or expanded during the quarter	Reduction of gross square feet for stores closed or downsized during the quarter	Total gross square feet at end of the quarter
1st Quarter (Actual)	1,864,133	52,185	(8,258)	1,908,060
2nd Quarter (Actual)	1,908,060	38,166	0	1,946,226
3rd Quarter (Actual)	1,946,226	10,274	(2,872)	1,953,628
4th Quarter (Projected)	1,953,628	4,512	0	1,958,140

*	Above store count and square footage summary excludes three clearance store locations. One clearance store location was opened during the third quarter of Fiscal 2009.